Exhibit 10.7
AMENDED & RESTATED TELECOMMUTING AGREEMENT
This Amended & Restated Telecommuting Agreement is entered into by and between News Corp (the “Company”) and K. Rupert Murdoch (“you” or “the Employee”), and collectively the Parties, as of the date identified below.
WHEREAS, the Parties wish to amend and restate that certain Telecommuting Agreement executed as of July 27, 2022 and effective as of July 4, 2022; and
WHEREAS, in consideration of your important role with the Company and the Company’s desire to facilitate your ability to continue to perform services for the Company, and in light of your expected absence from the Company’s offices in New York and other office locations on a going-forward basis, the Company has concluded that there is a bona fide business purpose for having you work from your home office in Montana;
THEREFORE, you and the Company agree as follows:
HOME OFFICE REQUIREMENT:
You will be required to maintain a home office as a condition of employment with the Company. The Company will no longer maintain designated office space or other regular work accommodations for you in any of News Corp’s offices. When visiting any of the Company’s offices after the effective date of this Telecommuting Agreement, a visiting employee workspace and/or a shared conference room will be provided for your use during such visit.
The Company authorizes you to take in-person meetings and appointments at your home office in the State of Montana. The Company also may hold Board meetings from time to time in Montana.
COMMUNICATIONS AND JOB DUTIES:
You will be required to attend meetings remotely, as needed in the performance of your job, and to perform other of your core duties at your home office.

Exhibit 10.7
EQUIPMENT/SUPPLIES:
The Company will provide you with, or will reimburse you for the reasonable cost of, a cell phone, computer, home office furniture, business cards with your home address and phone number, and any other supplies and business-related expenses that are reasonably incurred in the performance of your job responsibilities (collectively the “Employer-Provided Supplies and Equipment”), as well as cell phone service, internet service, and technical support service. Upon request by the Employee, in lieu of providing you with a cell phone with service as described in this paragraph, the Company agrees to reimburse you for the monthly cost incurred by you to maintain a separate phone line provided that such phone line is set up and used by you specifically for work purposes. Any such phone line provided by the Company, whether a cell phone or landline, will be published as the Employee’s contact number in the Company’s executive directory. You will be required to maintain either a dedicated Company-provided cell phone or a dedicated landline so long as this Telecommuting Agreement is in effect.
IN-HOME OFFICE:
You will be responsible for ensuring a private home office location within or upon the premises of your residence in Montana. This home office must comply with good work practices and reasonable safety standards. Your home office must be a defined work area providing a reasonable separation from the rest of your home and shall only be used for business purposes. As set forth above, the Company will provide you with a cell phone and/or a separate landline that is specifically intended for Company business and communications.
Any Employer-Provided Supplies and Equipment, as defined above, must be returned to the Company upon the earlier of termination of the telecommuting arrangement, termination of employment, or upon request of the Company.
HOME OFFICE RENTAL:
The Company will provide an annual rental payment to The K. Rupert Murdoch 2004 Revocable Trust (the owner of your Montana home) for your home office space. This rental payment shall be based on the Company’s analysis of comparable fair rental values (inclusive of operating costs) for office space in southwest Montana.
The first rental payment will be due upon commencement of, and on each anniversary, for the term of this agreement. If the Parties agree to terminate this agreement, you agree to reimburse the Company for any unused rental payments pro-rated from the date of termination. The Parties also agree that the rental rates under this agreement may be revisited and amended.

Exhibit 10.7
PROTECTION OF CONFIDENTIAL INFORMATION:
Consistent with the Company’s expectations of information security for employees working at the office, because some of the Company’s business records will be kept in your home office, you agree to ensure the protection of proprietary Company and customer information accessible from your home office.
EFFECTIVE DATE:
This agreement begins as of July 4, 2023 and shall remain in effect until terminated by the Company.
ACKNOWLEDGEMENT:
I have read this entire agreement prior to signing it, understand its contents, and agree to adhere to all of the terms and conditions herein. I understand that this agreement constitutes the entire agreement between the Company and me with respect to my telecommuting arrangement.

K. Rupert Murdoch	/s/ K. Rupert Murdoch	5/19/2023
Employee Name	Employee Signature	Date

Robert Thomson	/s/ Robert Thomson	5/19/2023
CEO	CEO Signature	Date
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